EXHIBIT 10.6

BALDOR ELECTRIC COMPANY
OFFICER COMPENSATION PLAN
UPDATE NOVEMBER, 1988


The Officer Compensation Plan of Baldor Electric Company has the goal of rewarding company officers with competitive pay for competitive performance, including sales and earnings performance. It is the Board's intention that the officers' and companies' attention remain long-term while being attentive to yearly operations at the same time.

Under the Officer Compensation Plan, pay is determined by reference to management compensation of certain other similar manufacturing companies plotted on a curve relating management compensation to sales, and is divided into sales and earnings components. Pay attributable to the sales component increases or decreases in relation to sales by reference to the curve. Pay attributable to the earnings component increases if earnings exceed a set return on stockholders' equity as determined by the Board of Directors (currently 10% on year-end equity) and decreases if earnings are less than such amount. The Board of Directors determines the relative participation of the officers in the plan.

CRITICAL RATIOS AND GENERAL FORMULAE

The critical ratios are the key performance measures set by Baldor's Board of Directors. They are part of the updated general formulae developed for Baldor's Officer Compensation Plan by Fred Ballman and approved by the Board of Directors in years past. We owe a debt of gratitude to Mr. Ballman for the considerable efforts required to develop this plan which continues to be current and appropriate.



Critical Ratios Set by Board of Directors


M = .05 (5%)  - Return on year-end equity for zero performance

N = .10 (10%) - Return on year-end equity considered to be average performance

R = .25 (25%) - Ratio of earnings weight Cp to sales Cs
                4 Sales to 1 Earnings


















General Formulae

S   = Annual sales dollars (consolidated)

P   = Annual net profit (as a fraction of year-end net worth)

T   = Total officers remuneration dollars

F   = Total fixed portion of " T "

C   = Total contingent portion of " T "

Cs  = Part of " C " earned by sales

Cp  = Part of " C " earned by profit

T81 = Officer pool for average performance (1981 survey data)

Tn = Total officer compensation for average performance (contemporary data)

Cn  = Contingent pool for average performance

Cpn = Profit pool for average performance

R   = Ratio of " Cpn " to " Cs " (weight of sales and earnings components)

N   = Profit fraction (Return on Year-End Equity) expected for average performance

M   = Profit fraction expected for zero performance

































Compensation Formula for Average Performance

The compensation formula for average performance is the basis for determining contingent compensation.

X   = Total of competitive pay for each Baldor officer position based on survey data (at average performance for the specified sales level surveyed)

Y   = Compensation of the officer group for average performance according to the 1981 survey and formula derived from the 1981 survey data at the sales level specified for "X"

T81 = 1981 formula

      T81 = Antilog (Log T81)

      Log T81 = .47568 Log S + 2.15025
                                                                  X
A   = Ratio of current competitive pay to 1981 competitive pay = ---
                                                                  Y

Tn  = (A)(T81)

The log chart illustrating the 1981 formula derivation is attached as Exhibit A. Complete data regarding the 1981 update is maintained with the permanent officer compensation files.


Formula for Contingent Compensation

T = F + C = F + Cs + Cp

C = Cs + Cp

C = Cs + (r)Cs

      C       (P - M)
C = ----- + r -------  (C)
    1 + r      N - M

See appendix A, page 3 for derivation of this formula.

MAINTAINING THE PLAN/OBTAINING COMPETITIVE DATA

Total officer compensation for average performance is based on the ratio of current competitive data for the total of competitive pay for each officer position to the 1981 competitive pay formula at a given point in sales. Tn = (A) * (T81).

The slope of the curve determined for T81 appears workable for a number of years. Current competitive pay should be resurveyed at least every couple of years and each time there is a change in officer positions. In this way, the Officer Compensation Plan can remain relevant and be maintained up-to-date.

Survey data should be for equivalent officer positions at similar manufacturing companies. 1988 survey data was obtained with the assistance of the Wyatt Company from their extensive compensation data base. The Wyatt Company compared Baldor officer compensation levels to a national electrical equipment group. The comparisons were made by job and according to company revenue size--with $280MM used for Baldor. Survey data from ECS was provided through the 1988/89 Top Management Regression Report and updated 5.5% annually from the effective date of the survey to January 1, 1989. This analysis of base salary and annual incentive levels provides the basis for determining how competitive Baldor is when compared to similar size electrical equipment manufacturers.

                      EXHIBIT A  --  Page 1



              Average Officer & Director Total Renumeration
                        1981 Update & Procedures


The original filing contained a log chart illustrating the 1981 formula derivation.

The vertical axis represented sales revenue and was marked off from 10 million to 1,000 million.

The horizontal axis represented 100 Tn/S = (%S) and was marked off from .1 through .8.

The graph depicted a line running from upper left to lower right through the folling two points:

                  P' (0.27,1000) and P"(3.02,10).


The graph also contained the following formulas:


                                    1981

      Log S = Log a + b Log  100Tn
                             -----
                               S


      P'(0.270,10^9)    P"(3.02,10^7)


         Log S - Log 10^9    Log 10^9  - Log 10^7
      -------------------- = --------------------
      Log 100Tn - Log .270   Log .270 - Log 3.02
          -----
            S


              Log S-9                         2
      ---------------------------  =  ------------------
      2 + Log Tn - Log S + .56864     .56864 - .48000


      Log Tn = 0.47568 Log S + 2.15025

                       EXHIBIT A  --  Page 2


This page contained a continuation of the Log Chart from the previous page.

The vertical axis represented sales revenues and was marked off from 1,000 million to 100,000 million.

The horizontal axis represented 100 Tn/S + (% S) and was marked off from .01 to .9

The graph depicted a line running from the upper left to the lower right through the following two points:

              P'(0.025,100000) and P"(.275,1000)

                          EXHIBIT A -- Page 3

                            GENERAL FORMULAE

Let:  -

      S   =  Annual sales dollars (consolidated)

      P   =  Annual net profit (as a fraction of year-end Net Worth)

      T   =  Total officers remuneration dollars

      F   =  Total fixed portion of " T "

      C   =  Total contingent portion of " T "

      Cs  =  Part of " C " earned by sales

      Cp  =  Part of " C " earned by profit

      F0  =  Fixed salary of chief officer

      f1,f2,... =  Individual share ratios to chief officer

      Tn  =  Officer pool for average performance (contemporary data)

      Cn  =  Contingent pool for average performance

      Cpn =  Profit pool for average performance

      r   =  Ratio of " Cpn " to " Cs "

      n   =  Profit fraction expected for average performance

      m   =  Profit fraction expected for zero performance



      T   =  F+C = F+Cs+Cp

      F1  =  f1F0,  F2 = f2F0,....

      F   =  F0+f1F0+f2F0.... = (1+f1+f2....)F0

      Cn  =  Tn-F = Cs+Cpn

      Cpn =  rCs

      Cn  =  Cs+rCs = (1+r)Cs

              Cn
      Cs  =  -----
              1+r













Assume straight-line profit relationship - express in two point form.

              Cp-Cp'    Cp'-Cp"             Cp-0    0-Cpn
              ------ =  -------             ----  = -----
              p-p'      p'-p"              p-m      m-n


                         (p-m)(-rCs)   r(p-m)
                    Cp = ----------- = ------ Cs
                          m-n          n-m


                         Cn       r(p-m)      Cn
          C = Cs+Cp =   ----- +  ------  *  ------
                         1+r       n-m        1+r

                              Cn          r(p-m)
                        C =  ----- [ 1 + ------ ]
                              1+r          n-m

Individual shares of contingent pool (C) are:

                C                           f1C
      Co = -----------              C1 = ----------    etc.
           1+f1+f2...                    1+f1+f2...